Exhibit 99.B(11)

2000 PENNSYLVANIA AVE., NW WASHINGTON, D.C. 20006-1888 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,
ORANGE COUNTY, SACRAMENTO,
WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

April 28, 2006

Columbia Funds Series Trust

c/o Columbia Funds Services

P.O. Box 8081

Boston, MA 02266-8081

Re:                               Units of Beneficial Interest of Nations Funds Trust

Ladies/Gentlemen:

We refer to the Registration Statement on Form N-14 (the “Registration Statement”) of Columbia Funds Series Trust (the “Trust”) relating to the registration of an indefinite number of units of beneficial interest (the “Shares”) of Columbia Small Cap Growth Fund II (the “Fund”).

We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined documents relating to the organization of the Trust and the authorization and issuance of the Shares.  We have also made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein.  We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares by the Trust has been duly and validly authorized by all appropriate action and, assuming delivery in accordance with the description set forth in the Combined Proxy Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Trust.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the heading “The Reorganization— Material U.S. Federal Income Tax Consequences” in the Combined Proxy Statement/Prospectus.  We also consent to the use of our name and to the reference to our firm under the heading “Counsel” in the Statement of Additional Information, which is incorporated by reference into this Registration Statement.

Very truly yours,

/s/ Morrision & Foerster LLP

MORRISON & FOERSTER LLP